REGISTRATION NO. 33-80419

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  --------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          RESIDENTIAL FUNDING MORTGAGE
                               SECURITIES II, INC.
        (Exact name of registrant as specified in governing instruments)

                                    Delaware
                            (State of Incorporation)

                                  (41-1808858)
                     (I.R.S. Employer Identification Number)

                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (612) 832-7000
   (Address and telephone number of Registrant's principal executive offices)

                        Christopher J. Nordeen, President
                          Residential Funding Mortgage
                               Securities II, Inc.
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (612) 832-7000
            (Name, address and telephone number of agent for service)

                                ---------------

                                   Copies to:

                            Robert L. Schwartz, Esq.
                            GMAC Mortgage Corporation
                            3031 West Grand Boulevard
                             Detroit, Michigan 48232


      Stephen S. Kudenholdt, Esq.
      Paul D. Tvetenstrand, Esq.                     Katharine I. Crost, Esq.
        Thacher Proffitt & Wood                   Orrick, Herrington & Sutcliffe
        Two World Trade Center                         599 Lexington Avenue
       New York, New York 10048                      New York, New York 10022

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      Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box.
[X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                   CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                                           Proposed          Proposed
                                                            Maximum           Maximum
                                         Amount            Offering          Aggregate       Amount of
   Title of Securities Being        to be Registered        Price            Offering      Registration
           Registered                     (2)            Per Unit (1)        Price (1)        Fee (2)
-------------------------------------------------------------------------------------------------------

Home Equity Loan                       $1,000,000            100%           $1,000,000           $0
Pass-Through Certificates and
Home Equity Loan-Backed
Notes (Issuable in Series)
-------------------------------------------------------------------------------------------------------

(1) No additional registration fees in connection with $1,000,000 aggregate principal amount of Home Equity Loan Pass-Through Certificates shall be paid by the Registrant as such fees were paid in connection with the original filing on December 13, 1995.

(2) 2,000,000,000.00 aggregate principal amount of Home Equity Loan Pass-Through Certificates registered by the Registrant under Registration Statement No. 33-92096 on Form S-3 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Home Equity Loan Pass-Through Certificates have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $2,001,000,000.00.

                         -----------------------------

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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





                                EXPLANATORY NOTE

    This Registration Statement includes (i) a basic prospectus relating to Home Equity Loan Pass-Through Certificates, (ii) an illustrative form of prospectus supplement for use in an offering of Home Equity Loan Pass-Through Certificates with underlying collateral consisting of open-end home equity lines of credit ("Version I-A"), (iii) an illustrative form of prospectus supplement for use in an offering of Home Equity Loan Pass-Through Certificates with underlying collateral consisting of closed-end home equity loans ("Version I-B"), (iv) a basic prospectus relating to Home Equity Loan-Backed Notes and (v) an illustrative form of prospectus supplement for use in an offering of Home Equity Loan-Backed Notes with underlying collateral consisting of open-end home equity lines of credit ("Version I-C").

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         Filing Fee for Registration Statement..............   $       344.83(1)
         Legal Fees and Expenses............................     1,500,000.00
         Accounting Fees and Expenses.......................       625,000.00
         Trustee's Fees and Expenses
           (including counsel fees).........................       300,000.00
         Blue Sky Fees and Expenses.........................        45,000.00
         Printing and Engraving Expenses....................       500,000.00
         Rating Agency Fees.................................     1,000,000.00
         Miscellaneous......................................        50,000.00

         Total.............................................    $ 4,020,344.83
                                                                 ============

(1) $689,660 was the amount of the filing fee paid by the Registrant under Registration Statement No. 33-92096. Accordingly, the total amount of filing fees and the total amount of expenses expected to be incurred in connection with the issuance and distribution of Securities being registered is $690,004.83 and $4,710,004.83, respectively.

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 or Exhibit 1.2 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         In addition, the Pooling and Servicing Agreements, if applicable, will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements, if applicable, will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action elating to such Pooling and

Servicing Agreements and related Securities other than such expenses related to particular Mortgage Loans.

         Certain controlling persons of the Registrant may also be entitled to indemnification from General Motors Acceptance Corporation, an indirect parent of the Registrant. Under sections 7015 and 7018-7023 of the New York Banking Law, General Motors Acceptance Corporation may or shall, subject to various exceptions and limitation, indemnify its directors or officers and may purchase and maintain insurance as follows:

                (a) If the director is made or threatened to be made a party to an action by or in the right of General Motors Acceptance Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or officer of General Motors Acceptance Corporation or is or was servicing at the request of General Motors Acceptance Corporation as a director or officer of some other enterprise, General Motors Acceptance Corporation may indemnify such person against amounts paid in settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of general Motors Acceptance Corporation, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to General Motors Acceptance Corporation, unless in each such case a court determined that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

                (b) With respect to any action or proceeding other than one by or in the right of General Motors Acceptance Corporation to procure a judgment in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that such person was a director or officer of General Motors Acceptance Corporation, or served some other enterprise at the request of General Motors Acceptance Corporation, General Motors Acceptance Corporation may indemnify such person against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action or proceeding or an appeal therein, if such person acted in good faith for a purpose which such person reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of General Motors Acceptance Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such person's conduct was unlawful.

                (c) A director or officer who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraphs (a) or (b) above, shall be entitled to indemnification as authorized in such paragraphs.

                (d) General Motors Acceptance Corporation may purchase and maintain insurance to indemnify directors and officers in instances in which they may not otherwise be indemnified by General Motors Acceptance Corporation under the provisions of the New York Banking Law, provided hat the contract of insurance provides for a retention amount and for co-insurance, except that no such insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that such person's acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

         The foregoing statement is subject to the detailed provisions of sections 7015 and 7018-7023 of the New York Banking Law.

         As a subsidiary of General Motors Corporation, General Motors Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the New York Banking Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said Banking Law.

         Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

EXHIBITS (ITEM 16 OF FORM S-3).

         1.1 Form of Underwriting Agreement for the Home Equity Loan Pass-Through Certificates.*
         1.2        Form of Underwriting Agreement for the Home Equity
                    Loan-Backed Notes.
         3.1        Certificate of Incorporation.*
         3.2        By-Laws.*
         4.1        Form of Pooling and Servicing Agreement for Closed-End
                    Loans.*
         4.2        Form of Pooling and Servicing Agreement for Revolving Credit
                    Loans.*
         4.3        Form of Servicing Agreement.*
         4.4        Form of Trust Agreement.*
         4.5        Form of Indenture.*
         5.1 Opinion of Thacher Proffitt & Wood with respect to legality relating to the Home Equity Loan Pass-Through Certificates.*
         5.2        Opinion of Thacher Proffitt & Wood with respect to legality relating to the Home Equity Loan-Backed Notes.*
         5.3        Opinion of Orrick, Herrington & Sutcliffe with respect to
                    legality relating to the Home Equity Loan Pass-Through Certificates and the Home Equity Loan-Backed Notes.*
         8.1 Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates (included as part of Exhibit 5.1).*

         8.2 Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Home Equity Loan-Backed Notes (included as part of Exhibit 5.2).*
         8.3 Opinion of Orrick, Herrington & Sutcliffe with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates and the Home Equity Loan-Backed Notes.*
        10.1        Form of Mortgage Loan Purchase Agreement.*
        23.1 Consent of Thacher Proffitt & Wood relating to the Home Equity Loan Pass-Through Certificates (included as part of
                    Exhibit 5.1).*
        23.2 Consent of Thacher Proffitt & Wood relating to the Home Equity Loan-Backed Notes (included as part of Exhibit 5.2).*
        23.3 Consent of Orrick, Herrington & Sutcliffe relating to the Home Equity Loan Pass-Through Certificates and the Home Equity Loan- Backed Notes (included as part of Exhibit 5.3 and Exhibit 8.3).*
        24.1        Power of Attorney.*
        25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.
        25.2 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

* Incorporated by reference from the Registration Statement on Form S-3 (File No. 33-80419).

UNDERTAKINGS (ITEM 17 OF FORM S-3).

A.  UNDERTAKINGS PURSUANT TO RULE 415.

  The Registrant hereby undertakes:

           (a)(1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement;

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or

Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

B.  UNDERTAKING IN RESPECT OF INDEMNIFICATION.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 17, 1996.

                               RESIDENTIAL FUNDING MORTGAGE
                               SECURITIES II, INC.


                               By:  /s/ Christopher J. Nordeen
                                    --------------------------
                                    Christopher J. Nordeen
                                    President

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                    TITLE                           DATE


            *                  Director                         October 17, 1996
-------------------------
Dennis W. Sheehan

            *                  Director                         October 17, 1996
-------------------------
Bruce J. Paradis

            *                  Director, Treasurer and          October 17, 1996
-------------------------      Chief Financial Officer
Davee L. Olson                 (Principal Financial
                               Officer

            *                  President and Chief Executive    October 17, 1996
-------------------------      Officer (Pricipal Executive
Christopher J. Nordeen         Officer

            *                  Controller (Principal            October 17, 1996
-------------------------
Scott T. Young                 Accounting Officer)


*By: /s/ Christopher J. Nordeen
    ---------------------------
    Christopher J. Nordeen
    Attorney-in-fact pursuant to a power of attorney filed with the Registration Statement.

                     CERTIFICATION PURSUANT TO INSTRUCTION 3

          Pursuant to the requirements of the Securities Act of 1933, Residential Funding Mortgage Securities II, Inc. certifies that it reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder.

                               RESIDENTIAL FUNDING MORTGAGE
                               SECURITIES II, INC.


                               By: /s/ Christopher J. Nordeen
                                   --------------------------
                                   Christopher J. Nordeen
                                   President

                                EXHIBIT INDEX

                                                             LOCATION OF EXHIBIT
                                                                 IN SEQUENTIAL
NUMBER                     DESCRIPTION                        NUMBERING SYSTEM


  1.1 Form of Underwriting Agreement for the Home Equity Loan Pass-Through Certificates.*
  1.2   Form of Underwriting Agreement for the Home Equity
        Loan-Backed Notes.
  3.1   Certificate of Incorporation.*
  3.2   By-Laws.*
  4.1   Form of Pooling and Servicing Agreement for Closed-
        End Loans.*
  4.2   Form of Pooling and Servicing Agreement for
        Revolving Credit Loans.*
  4.3   Form of Servicing Agreement.*
  4.4   Form of Trust Agreement.*
  4.5   Form of Indenture.*
  5.1 Opinion of Thacher Proffitt & Wood with respect to legality relating to the Home Equity Loan Pass-Through Certificates.*
  5.2 Opinion of Thacher Proffitt & Wood with respect to legality relating to the Home Equity Loan-Backed Notes.*
  5.3 Opinion of Orrick, Herrington & Sutcliffe with respect to legality relating to the Home Equity Loan Pass- Through Certificates and the Home Equity Loan-Backed Notes.*
  8.1 Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates (included as part of Exhibit 5.1).*
  8.2 Opinion of Thacher Proffitt & Wood with respect to certain tax matters relating to the Home Equity LoanBacked Notes (included as part of Exhibit 5.2).*
  8.3 Opinion of Orrick, Herrington & Sutcliffe with respect to certain tax matters relating to the Home Equity Loan Pass-Through Certificates and the Home Equity Loan-Backed Notes.*
 10.1   Form of Mortgage Loan Purchase Agreement.*
 23.1 Consent of Thacher Proffitt & Wood relating to the Home Equity Loan Pass-Through Certificates
        (included as part of Exhibit 5.1).*
 23.2 Consent of Thacher Proffitt & Wood relating to the Home Equity Loan-Backed Notes (included as part of
        Exhibit 5.2).*
 23.3 Consent of Orrick, Herrington & Sutcliffe relating to the Home Equity Loan Pass-Through Certificates and the Home Equity Loan-Backed Notes (included as part of Exhibit 5.3 and Exhibit 8.3).*
 24.1   Power of Attorney.*
 25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

 25.2 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase
        Manhattan Bank.

* Incorporated by reference from the Registration Statement on Form S-3 (File No. 33-80419).